SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 1, 2005

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue,

Oklahoma City, Oklahoma 73118

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code): (405) 848-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 8.01	Other Events

On September 30, 2005, Chesapeake Energy Corporation entered into an agreement to acquire Columbia Energy Resources, LLC and its related subsidiaries including Columbia Natural Resources, LLC (“CER”), for $2.2 billion in cash, subject to closing adjustments. Through this transaction, we anticipate acquiring properties and assets principally located in the Appalachian Basin in West Virginia, Kentucky, Ohio, Pennsylvania and New York, including:

•	an internally estimated 1.1 trillion cubic feet of natural gas equivalent (tcfe) of proved reserves, 99% of which are natural gas and have an average BTU content of 1,140 and 70% of which are classified as proved developed;

•	approximately 4.1 million net acres of oil and gas leasehold, 3.5 million in the U.S. and 0.6 million in Canada, which we estimate have over 9,400 additional undrilled locations with reserve potential providing an estimated drilling inventory of more than 15 years; and

•	extensive mid-stream natural gas assets, including over 6,500 miles of natural gas gathering lines.

Based upon the estimated fair value of the probable and possible reserves and other associated leasehold, we estimate the fair value of unevaluated properties to be approximately $500 million and we estimate the fair value of the mid-stream assets to be $175 million. In addition, gas sold from the properties generally receives a $0.50 per mmbtu premium to NYMEX gas prices, compared to basis differential discounts that have recently ranged up to $3.00 per mmbtu in various southwestern and western U.S. natural gas supply basins. Adjusting further for the favorable BTU content, CER’s natural gas has recently received wellhead prices of up to $4.00 per mcfe more than typical southwestern and western U.S. natural gas production.

CER’s current daily net production is approximately 125 million cubic feet of natural gas equivalent (mmcfe), indicating a proved developed reserves-to-production index of 16.0 years, or about 9% of our current daily net production, giving pro forma effect to the acquisition. In addition to the significant number of undeveloped drilling locations with proved reserves, we believe the unevaluated properties offer considerable additional drilling and development potential for adding proved reserves. We intend to spend at least $200 million per year for the foreseeable future in further developing the CER properties with a goal of growing CER production by 5% to 10% per year.

We will acquire CER subject to liabilities, including an estimated $75 million working capital deficit and its prepaid sales agreement and hedging arrangements. As part of the acquisition, we expect to record a mark-to-market liability on the prepaid sales and hedging obligations when the transaction closes. The amount of the mark-to-market liability will be dependent on gas prices on the day of the closing. For example, using a flat $7.00 NYMEX gas strip through December 2008, the prepaid sales and hedging liabilities would be approximately $325 million. Using gas prices as of September 30, 2005, the prepaid sales and hedging liabilities would be approximately $775 million.

We expect to close the CER acquisition by December 1, 2005, subject to satisfaction of customary closing conditions. We are currently in the process of completing title and environmental review and resolving certain third party rights of first refusal on a minor portion of the CER assets, the outcome of some of which could have the effect of adjusting the purchase price and eliminating some of the properties. There is no assurance, however, that the CER acquisition will close, or close without material adjustment.

We intend to finance a portion of the CER acquisition cash purchase price from the net proceeds from three concurrent private placement offerings. The completion of each private placement offering is not conditioned on the completion of either of the concurrent offerings. We expect the remainder of the purchase price will be paid from available bank borrowings or, if needed, a bridge loan we have received commitments for.

We are filing herewith the following historical financial statements of CER and pro forma financial information:

•	audited consolidated financial statements of CER for the year ended December 31, 2004 and the four months ended December 31, 2003 (exhibit 99.1 to this report);

•	unaudited interim consolidated financial statements of CER for nine months ended September 30, 2005 and 2004 (exhibit 99.2 to this report); and

•	unaudited pro forma combined condensed financial information of Chesapeake and CER as of and for the nine months ended September 30, 2005 and for the year ended December 31, 2004 (exhibit 99.3 to this report).

ITEM 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

The audited consolidated financial statements of CER for the year ended December 31, 2004 and the four months ended December 31, 2003 and the unaudited interim consolidated financial statements of CER for the nine months ended September 30, 2005 and 2004 are filed as Exhibits 99.1 and 99.2, respectively, to this report and incorporated herein by this reference.

(b)	Pro Forma Financial Information

The pro forma financial information with respect to the CER acquisition is filed as Exhibit 99.3 to this report and incorporated herein by this reference.

(d)	Exhibits

The exhibits listed below are filed with this report.

Exhibit Number	Description

2	Purchase Agreement dated as of September 30, 2005 between Chesapeake and Triana Energy Holdings, LLC relating to the purchase and sale of Columbia Energy Resources, LLC.

23.1	Consent of Ernst & Young LLP

23.2	Consent of Schlumberger Data & Consulting Services

99.1	Audited Consolidated Financial Statements of Columbia Energy Resources, LLC for the year ended December 31, 2004 and the four months ended December 31, 2003.

99.2	Unaudited Interim Consolidated Financial Statements of Columbia Energy Resources, LLC for the nine months ended September 30, 2005 and 2004.

99.3	Unaudited Pro Forma Condensed Combined Financial Information of Chesapeake Energy Corporation and subsidiaries as of and for the nine months ended September 30, 2005 and the year ended December 31, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ Aubrey K. McClendon
Aubrey K. McClendon
Chairman of the Board and
Chief Executive Officer

Dated: November 1, 2005

INDEX OF EXHIBITS

Exhibit Number	Description

2	Purchase Agreement dated as of September 30, 2005 between Chesapeake and Triana Energy Holdings, LLC relating to the purchase and sale of Columbia Energy Resources, LLC.

23.1	Consent of Ernst & Young LLP

23.2	Consent of Schlumberger Data & Consulting Services

99.1	Audited Consolidated Financial Statements of Columbia Energy Resources, LLC for the year ended December 31, 2004 and the four months ended December 31, 2003.

99.2	Unaudited Interim Consolidated Financial Statements of Columbia Energy Resources, LLC for the nine months ended September 30, 2005 and 2004.

99.3	Unaudited Pro Forma Condensed Combined Financial Information of Chesapeake Energy Corporation and subsidiaries as of and for the nine months ended September 30, 2005 and the year ended December 31, 2004.